Exhibit 99.1

This press release may not be published or distributed, directly or indirectly, in or into Australia, Canada, Hong Kong, Japan, New Zealand or South Africa. The Offer is not being made to, nor will any tender of shares be accepted from or on behalf of, holders in such jurisdictions or elsewhere where their participation requires further documentation, filings or other measures in addition to those required by Swedish law. Shareholders in the United States should refer to the section titled “Special notice to shareholders in the United States” at the end of this announcement.

This is a translation of the original Swedish language press release. In the event of any discrepancies, the original Swedish wording shall prevail.

Press Release
8 September 2014

Lexmark International Technology reaches approximately 98 per cent of shares and votes in ReadSoft

On 14 July 2014, Lexmark International Technology S.A. ("Lexmark International Technology"), a wholly-owned subsidiary of Lexmark International Inc., announced a new recommended public offer to the shareholders in ReadSoft AB ("ReadSoft" or the "Company") to sell their shares in ReadSoft to Lexmark International Technology (the "Offer").

On 20 August 2014, it was announced that the Offer price was increased to SEK 57.00 per share irrespective of share class and that the acceptance period was extended to 4 September 2014. As required under the Swedish Takeover Act (Sw. lag (2006:451) om offentliga uppköpserbjudanden på aktiemarknaden) and the NASDAQ OMX Stockholm Rules concerning Takeover Bids in the Stock Market, it was also announced that the Offer was declared unconditional.

The acceptance period for the Offer ended on 4 September 2014 at 15:00 CET. The acceptance period for the Offer will not be extended further.

At the end of the acceptance period for the Offer on 4 September 2014, the Offer had been accepted by shareholders in ReadSoft representing 900 class A shares and 16,787,761 class B shares, corresponding to approximately 54.67 per cent of the shares and 40.52 per cent of the votes in ReadSoft1. These acceptances, together with the shares that Lexmark International Technology previously has acquired, represent 1,194,480 class A shares and 28,758,124 class B shares in ReadSoft, corresponding to approximately 97.54 per cent of the shares and 98.18 per cent of the votes in ReadSoft2 in aggregate.

1 Based on 30,707,744 shares, being the number of currently outstanding shares, excluding the 2,540,696 shares held by the Company

2 Based on 30,707,744 shares, being the number of currently outstanding shares, excluding the 2,540,696 shares held by the Company

As previously announced, Lexmark International Technology has outside of the Offer acquired 1,193,580 class A shares and 11,970,363 class B shares in the Company, corresponding to approximately 42.9 per cent of the shares and 57.7 per cent of the votes in ReadSoft3 in aggregate.

Lexmark International Technology has outside of the Offer also offered the holders of the convertible debt instruments issued in May 2011, October 2011, April 2012 and April 2013, to sell their respective convertibles to Lexmark International Technology. Holders of convertibles representing 1,306,500 convertibles have accepted Lexmark International Technology's offer. Each convertible may be converted into one class B share in ReadSoft as follows:

•	223,000 convertibles may be converted until 28 November 2014;
•	400,000 convertibles may be converted from 12 December 2014 until 27 May 2015;
•	339,500 convertibles may be converted from 15 June 2015 until 27 November 2015; and
•	344,000 convertibles may be converted from 14 June 2016 until 25 November 2016.

Save for the above instruments, Lexmark International Technology does not hold any financial instruments in ReadSoft that entail a financial exposure comparable with shares in ReadSoft.

“We have stated from the beginning of this process that the best strategic fit for ReadSoft was with Lexmark,” said Paul Rooke, Lexmark chairman and chief executive officer. ”We are pleased with the outcome of the offer and can now focus on the next steps toward redemption of the remaining minority shares and the subsequent integration of the company within our Perceptive Software business unit – we look forward to welcoming ReadSoft’s employees into the Lexmark family.”

Settlement for shares tendered prior to the end of the acceptance period for the Offer is expected to begin around 11 September 2014.

Since Lexmark International Technology now holds more than 90 per cent of the shares in ReadSoft, Lexmark International Technology intends, within short, to request a compulsory purchase of the outstanding minority shares in ReadSoft. Lexmark International Technology does not intend to acquire any shares outside of the compulsory purchase process.

Further information

For further information about Lexmark International Technology and the Offer for the shares of ReadSoft, please see www.lexmarkinfo.se.

For questions from shareholders regarding the Offer, please contact:

DNB
Phone: +46 (0)8 473 45 40
Website: www.dnb.se

For media questions, please contact:

3 Based on 30,707,744 shares, being the number of currently outstanding shares, excluding the 2,540,696 shares held by the Company

Birgitta Henriksson, Brunswick Group
Phone: + 46 (0) 70 812 8639
E-mail: bhenriksson@brunswickgroup.com

This press release was submitted for publication on 8 September at 08.00 (CET).

Important notice

This is a translation of the original Swedish language press release. In the event of discrepancies, the original Swedish wording shall prevail.

Offer restrictions

The Offer is not being made to persons whose participation in the Offer requires that any additional offer document is prepared or registration effected or that any other measures are taken in addition to those required under Swedish law. This press release and any documentation relating to the Offer are not being published in or distributed in or to and must not be mailed or otherwise distributed or sent in or to Australia, Canada, Hong Kong, Japan, New Zealand or South Africa or any other country in which doing so would require any such additional measures to be taken or would be in conflict with any applicable law or regulation (the "Restricted Jurisdiction"). Any such action will not be permitted or sanctioned by Lexmark International Technology. Any purported acceptance of the Offer resulting from a direct or indirect violation of these restrictions may be disregarded.

The Offer is not being made, directly or indirectly, in or into any Restricted Jurisdiction by use of mail or any other means or instrumentality (including, without limitation, facsimile transmission, electronic mail, telex, telephone and the Internet) of interstate or foreign commerce, or of any facility of national security exchange, and the Offer cannot be accepted by any such use, means, instrumentality or facility of, or from within, any Restricted Jurisdiction. Accordingly, this press release and any documentation relating to the Offer are not being and should not be sent, mailed or otherwise distributed or forwarded in or into any Restricted Jurisdiction.

Lexmark International Technology will not deliver any consideration under the Offer in or into any Restricted Jurisdiction.

This press release is not being, and must not be, sent to shareholders with registered addresses in any Restricted Jurisdiction. Banks, brokers, dealers and other nominees holding shares for persons in any Restricted Jurisdiction must not forward this press release or any documentation relating to the Offer to such persons.

Forward-looking statements

Statements in this press release relating to future status or circumstances, including statements regarding future results, growth and other projections regarding development and the other benefits of the Offer, are forward-looking statements. These statements may generally, but not always, be identified by the use of words such as "anticipates", "intends", "expects", "believes", or similar expressions. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances that will occur in the future. There can be no assurance that actual results will not differ materially from those expressed or implied by these forward-looking statements due to many factors, many of which are outside the control of Lexmark International Technology. Any such forward-looking statements made herein speak only as of the date on which they are announced. Except as required by the Takeover Rules or applicable law or regulations, Lexmark International Technology expressly disclaims any obligations or undertaking to publicly announce updates or revisions to any forward-looking statements contained in this press release to reflect any change in expectations with regards thereto or any change in events, conditions or circumstances on which such statement is based, The reader should, however, consult any additional disclosures that Lexmark International Technology or ReadSoft has made or may make.

Special notice to shareholders in the United States

The Offer described in this announcement is subject to the laws of Sweden. It is important for US securities holders to be aware that this document is subject to disclosure and takeover laws and regulations in Sweden that are different from those in the United States. The Offer is made in the United States in compliance with Section 14(e) of, and Regulation 14E under, the US Securities Exchange Act of 1934, as amended (“Exchange Act”), subject to the exemptions provided by Rule 14d-1(d) under the Exchange Act and otherwise in accordance with the requirements of Swedish law. Accordingly, the Offer is subject to disclosure and other procedural requirements, including with respect to withdrawal rights, the Offer timetable, settlement procedures and timing of payments that are different from those applicable under US domestic tender offer procedures and laws.

NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR ANY U.S. STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY HAS APPROVED OR DISAPPROVED OF THIS OFFER, PASSED UPON THE FAIRNESS OR MERITS OF THIS ANNOUNCEMENT OR DETERMINED WHETHER THIS ANNOUNCEMENT IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE IN THE UNITED STATES.

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